EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-125378 and No. 333-109729) pertaining to the Universal American Corp. 401 (k) Savings Plan of our report dated June 27, 2008 with respect to the financial statements and schedules of the Universal American Corp. 401 (k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, New York

June 27, 2008

F-14